UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. Based in part upon the representations of the applicable officers and directors of HeartSciences Inc., a Texas corporation (“HeartSciences” or “Parent”), the offering and issuance of the Equity Award (as defined below), will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, HeartSciences, Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“Fortitude”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Fortitude, with Fortitude surviving the merger (the “Merger”) with HeartSciences thereby becoming the sole managing member of the surviving company (the “Surviving Company”) following the consummation of the transactions contemplated by the Merger Agreement (such transactions, the “Transactions” and such consummation, the “Closing”).

Employment Agreement Amendment with Andrew Simpson

In connection with the Transactions, on June 22, 2026, HeartSciences entered into an amendment (the “Simpson EA Amendment”) to the Employment Agreement, dated as of April 5, 2022 (the “Simpson Employment Agreement”), with Mr. Simpson, HeartSciences’ current Chief Executive Officer and Chairman of the Board of Directors (the “Board”), to provide certain revisions to the definitions of “Just Cause” and “Constructive Termination” (each as defined in the Simpson EA Amendment). In addition, effective as of the Closing, the term of the Simpson Employment Agreement will restart to commence as of the date of the Closing and will continue for one year thereafter, with the term automatically renewing for an additional one-year period at the end of the original one-year term and any additional one-year term, unless either Parent or Mr. Simpson gives written notice to the other party, at least 90 days prior to the end of the applicable term, of such party’s decision not to renew. The foregoing description of the Simpson EA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Bonuses

In addition, in connection with the execution of the Merger Agreement and subject to the Closing, the Compensation Committee of the Board (the “Compensation Committee”) granted an award of 425,000 restricted shares of Parent’s common stock (the “Shares”) to Mr. Simpson (the “Simpson Equity Award”) under the HeartSciences’ 2023 Equity Incentive Plan (as amended, modified or restated from time to time, the “Plan”) as a retention bonus in connection with the Transactions to lead Parent’s and the Merger Sub’s efforts to close the Transactions and to lead the current legacy business of HeartSciences after the Closing, and to provide public-company, SEC-reporting and capital-markets guidance and transition support to HeartSciences following the Closing. The Shares will be non-voting until they vest. The Shares were issued on June 22, 2026, before the signing of the Merger Agreement. The vesting of such restricted shares is subject to the Conditions (as defined below).

The Shares shall vest in full subject to the satisfaction of all of the following conditions (the “Conditions”): (i) occurrence of the Closing and (ii)(x) one-fourth of the Shares shall vest on the three-month anniversary of the date of the Closing (the “Initial Vesting Date”) and (y) thereafter, one-fourth of the Shares shall vest on each subsequent three-month anniversary of the Initial Vesting Date (each an “Additional Initial Vesting Date” and together with the Initial Vesting Date, the “Vesting Dates”), such that all of the Shares shall fully vest on the one-year anniversary of the date of the Closing, in each case provided that Mr. Simpson is continuously employed in any capacity by the Parent or any of its subsidiaries from the date of the Closing through each applicable Vesting Date (except as provided herein). If Mr. Simpson is terminated or otherwise let go by Parent or any of its subsidiaries without Just Cause (as defined in the Simpson Employment Agreement, as amended by the Simpson EA Amendment), if the Simpson Employment Agreement is terminated by Parent without Just Cause, or if the Simpson Employment Agreement is terminated by Mr. Simpson for Constructive Termination (as defined in the Simpson Employment Agreement, as amended by the Simpson EA Amendment), then all of the Shares shall fully vest immediately as of such date of Mr. Simpson’s termination or cessation of services or the expiration or termination of the Simpson Employment Agreement, as applicable; provided, however, that (A) no acceleration of vesting shall occur if Mr. Simpson’s employment is terminated for Just Cause or for Excessive Absence (as defined in the Simpson Employment Agreement), in which case any unvested Shares shall be forfeited and returned to Parent for cancellation, and (B) if Mr. Simpson voluntarily resigns or otherwise voluntarily departs from Parent (other than as a result of any termination of the Simpson Employment Agreement by Mr. Simpson for Constructive Termination or the expiration of the Simpson Employment Agreement), such voluntary resignation or voluntary termination shall not be deemed to satisfy the continued-employment requirement with respect to the applicable Vesting Date and the applicable portion of the Shares shall not vest. In addition, in the event of a Change of Control (as defined in the Simpson Employment Agreement) other than as a result of the Closing, 100% of any unvested Shares shall immediately become fully vested. The foregoing description of the Simpson Equity Award does not purport to be complete and is qualified in its entirety by reference to the full text of the related award agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Compensation Committee also determined that all of the performance-based criteria for a discretionary cash bonus of $250,000 previously awarded to Mr. Simpson, which is payable upon the closing of a change of control transaction involving HeartSciences, shall be fully satisfied upon the consummation of the Closing, subject to Mr. Simpson’s continued employment through the Closing. Upon the consummation of the Closing, HeartSciences will promptly pay such cash bonus to Mr. Simpson.

In addition, the Compensation Committee approved a discretionary cash bonus of $50,000 to Danielle Watson, HeartSciences’ current Chief Financial Officer, of which up to $30,000 is payable after the filing by Parent of the Proxy Statement (as defined below) relating to the Transactions and $20,000 of which is payable immediately upon the Closing, in each case as determined by HeartSciences’ then current Chief Executive Officer and/or any member of the Compensation Committee in their discretion.

2023 Equity Incentive Plan Amendment

On June 22, 2026, in connection with the execution of the Merger Agreement, the Board approved Amendment No. 4 to the Plan to increase the maximum aggregate number of shares of Parent common stock that may be issued under the Plan by an additional 475,000 shares and the Evergreen Shares (as provided in such amendment) (the “Plan Amendment”). The Plan Amendment is subject to approval of HeartSciences’ shareholders and shall be considered and voted upon by HeartSciences’ shareholders as part of the proposals to be submitted to HeartSciences’ shareholders in connection with Merger Agreement.

Director and Officer Appointments

As previously disclosed, in connection with the execution of the Merger Agreement and subject to the Closing, (i) HeartSciences will take all necessary action to increase the size of the Board as directed by Seller and appoint the individuals determined by Seller prior to the Closing to the Board effective as of the Effective Time, (ii) it is expected that Andrew Simpson and David Wells, each a current member of the Board, shall remain on the Board after the Closing, and (iii) Andrea Childs will be named Chief Executive Officer and Erik Ellingson will be named Chief Financial Officer of HeartSciences, respectively, of HeartSciences, in each case, effective as of the Effective Time. On June 22, 2026, in connection with the Transactions and in each case subject to the Closing and effective as of the Effective Time, the Board approved (w) the increase of the size of the Board from five to nine directors to accommodate the future appointment of directors to be determined by Seller, (x) for Ms. Childs to be elected as a director to fill one of the newly created director vacancies to serve until the earlier of her resignation, death, removal from office, or she is otherwise disqualified from serving as a member of the Board, (y) for Ms. Childs to be appointed as the new Chief Executive Officer of HeartSciences to replace Mr. Simpson, HeartSciences’ current Chief Executive Officer and Chairman of the Board of Directors, and (z) for Mr. Ellingson to be appointed as the new Chief Financial Officer of HeartSciences to replace Ms. Watson, HeartSciences’ current Chief Financial Officer. Ms. Childs’ and Mr. Ellingson’s biographies and other information required by Items 5.02(c) and 5.02(d) of Form 8-K will be included in the Proxy Statement to be filed by HeartSciences with the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements, which statements involve inherent risks and uncertainties. Examples of forward-looking statements, include, but are not limited to, statements relating to the timing and completion of the Transactions and the expected management of HeartSciences.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by HeartSciences as of the date of this Current Report, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Transactions do not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the Transactions from HeartSciences’ stockholders, if at all; and other factors that may affect future results of Fortitude or HeartSciences. Additional factors that could cause results to differ materially from those described above can be found in HeartSciences’ most recent annual report on Form 10-K for the fiscal year ended April 30, 2025 and other documents subsequently filed by HeartSciences with the SEC.

HeartSciences cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report. Investors are encouraged to read HeartSciences’ filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report speak only as of the date of this document, and HeartSciences undertakes no obligation to update or revise any of these statements. HeartSciences’ business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

HeartSciences intends to file with the SEC a proxy statement (the “Proxy Statement”) in connection with the Transactions. The definitive Proxy Statement and other relevant documents will be mailed to stockholders of HeartSciences as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement. HeartSciences will also file other documents regarding the Transactions with the SEC. This Current Report does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF HEARTSCIENCES AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH HEARTSCIENCES’ SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND FORTITUDE AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by HeartSciences, without charge, once available, on the SEC’s website at www.sec.gov.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

HeartSciences, Fortitude, Seller and their respective directors, executive officers, and certain executive officers of Digital Currency Group, Inc., the sole stockholder of Seller, may be deemed under SEC rules to be participants in the solicitation of proxies from HeartSciences’ stockholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of HeartSciences’ securities are, or will be, contained in HeartSciences’ filings with the SEC, including HeartSciences’ Annual Report on Form 10-K for the year ended April 30, 2025 filed with the SEC on July 24, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of HeartSciences’ stockholders in connection with the Transactions, including the names and interests of Fortitude’s directors and executive officers, will be set forth in the Proxy Statement and other relevant materials, which are expected to be filed by HeartSciences with the SEC when they become available. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

The information contained in this Current Report and the exhibits filed or furnished herewith are for informational purposes only and are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of HeartSciences, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1*	Amendment No. 1 to Employment Agreement, dated as of June 22, 2026, between HeartSciences and Andrew Simpson.
10.2*	Notice of Grant and Restricted Stock Award Agreement, dated as of June 22, 2026, between HeartSciences and Andrew Simpson.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date: June 26, 2026	By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

6